UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Vicapsys Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-56145	91-1930691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

7778 Mcginnis Ferry Rd. #270

Suwanee, GA 30024

(Address of principal executive offices, including ZIP code)

(972) 891-8033

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	NA

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2023, Vicapsys Life Sciences, Inc.(the “Company”) and The General Hospital Corporation d/b/a Massachusetts General Hospital (the “Hospital”) entered into a Ninth Amendment to the Exclusive Patent License Agreement (the “Ninth Amendment”). The Company and Hospital are Parties to an Exclusive Patent License Agreement, MGH Agreement No. A215841, effective as of May 8, 2013, as previously amended effective as of January 22, 2014, May 6, 2014, August 25, 2014, December 1, 2014, October 27, 2016, February 6, 2017, December 22, 2017, and as further amended on March 14, 2022 (the “Agreement”). The Company and Hospital entered into the Ninth Amendment in order to add new Patent Rights under Section 1.11 of the Agreement and to update the Diligence Requirements set forth under Section 3.1 of the Agreement, both of which are set forth in the Ninth Amendment.

;

The foregoing does not purport to be a complete description of Ninth Amendment to the Exclusive Patent License Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Ninth Amendment tot eh Exclusive Patent License Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2023	VICAPSYS LIFE SCIENCES, INC.

/s/ Federico Pier
Federico Pier
Chief Executive Officer

-3-